Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Bilibili Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class Z ordinary shares, par value US$0.0001 per share	Other(3)	12,000,000(3)	US$1.98(3)	US$23,760,000.00(3)	$110.20 per $1,000,000	US$2,618.35

Equity	Class Z ordinary shares, par value US$0.0001 per share	Other(4)	500,000(4)	US$15.82(4)	US$7,910,000.00(4)	$110.20 per $1,000,000	US$871.68

Total Offering Amount					US$31,670,000.00		US$3,490.03

Total Fee Offsets							N/A

Net Fee Due							US$3,490.03

(1)

These shares may be represented by the Registrant’s ADSs, each of which represents one Class Z ordinary share of the Company, par value US$0.0001 per share. The Registrant’s ADSs issuable upon deposit of Class Z ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-223711).

(2)

Represents Class Z ordinary shares issuable upon exercise of options and pursuant to other awards to be granted under the Amended and Restated 2018 Share Incentive Plan (the “2018 Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2018 Plan. Any Class Z ordinary shares covered by an award granted under the 2018 Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class Z ordinary shares that may be issued under the 2018 Plan.

(3)

Represents Class Z ordinary shares issuable upon exercise of outstanding options granted under the 2018 Plan and the corresponding proposed maximum offering price per share represents the weighted average exercise price of such outstanding options, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) under the Securities Act.

(4)

Represent Class Z ordinary shares reserved for future award grants under the 2018 Plan. The number of Class Z ordinary shares available for issuance under the 2018 Plan has been estimated for the purposes of calculating the amount of the registration fee. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on US$15.82 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq Global Select Market on September 28, 2022.